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                                    [LOGO]
           [LETTERHEAD OF GERSON, PRESTON, ROBINSON & COMPANY, P.A.]

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated November 9, 2001, relating to the financial statements of Non-Invasive Monitoring Systems, Inc.

                                          Gerson Preston Robinson & Company P.A
                                          CERTIFIED PUBLIC ACCOUNTANTS



Miami Beach, Florida
November 13, 2001